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                                                                    EXHIBIT 21.1

                           SIGHT RESOURCE CORPORATION

                                  SUBSIDIARIES

            NAME OF SUBSIDIARY*                         JURISDICTION OF ORGANIZATION
            -------------------                         ----------------------------
Cambridge Eye Associates, Inc.                  Delaware
Douglas Vision World, Inc.                      Delaware
NewVision Technology Limited                    United Kingdom
NewVision Leasing Limited                       United Kingdom

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* Each subsidiary does business under its actual name.